EXHIBIT 99.4

                  FOURTH AMENDMENT TO REVOLVING CREDIT FACILITY


     THIS FOURTH AMENDMENT, dated as of February 8, 2005 (this "Amendment"), to the REVOLVING CREDIT FACILITY, dated as of January 14, 2003 and amended as of February 5, 2003, November 28, 2003 and December 13, 2004 (as so amended, the "Agreement"), between NORTHWEST AIRLINES, INC., a Minnesota corporation ("Northwest"), and Pinnacle Airlines, Inc., a Georgia corporation ("Pinnacle");


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Northwest and Pinnacle are parties to the Agreement; and

     WHEREAS, Pinnacle has requested that the Agreement be amended as set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

     SECTION 2. Amendment to Section 1. Section 1(a) of the Agreement is hereby amended to read in its entirety as set forth below:

     "(a) June 30, 2005;"

     SECTION 3. Amendment to Section 13(a). Clause (a) of Section 13 of the Agreement is hereby amended to read in its entirety as set forth below:

     "(a) Debt. Create or suffer to exist any Debt, except (i) that certain promissory note, dated November 28, 2003 and payable to our order in the original principal amount of $135,000,000 (the "Dividend Note"); provided, however, that you hereby agree to cancel the Dividend Note immediately following its purchase by Guarantor upon the issuance of Guarantor's 3.25% Senior Convertible Notes due 2025 (the "Convertible Notes") and (ii) a cash collateralized line of credit with Union Planters Bank in an amount not in excess of $1,000,000 at any time and used solely for the purpose of obtaining letters of credit from Union Planters Bank."

     SECTION 4. Amendment to Section 13(d). Clause (d) of Section 13 of the Agreement is hereby amended to read in its entirety as set forth below:

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     "(d) Dividends, etc.. Declare or make any dividend or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of your classes of capital stock, or purchase, redeem or otherwise acquire for value any shares of your classes of capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that you may declare and make any dividend or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of your classes of capital stock, or series of dividends or distributions thereof, to Guarantor in an aggregate amount sufficient to
enable  Guarantor  to  meet  its  financial  obligations   associated  with  the
Convertible Notes and the issuance thereof which become due and payable between the date of issuance of the Convertible Notes and the Termination Date, provided, further, that the sum of any such dividends or distributions, when added to the sum of any outstanding loans and advances to Guarantor pursuant to
Section 13(f) hereof, shall not at any time exceed $5,000,000, unless there occurs a conversion event with respect to the Convertible Notes which obligates Guarantor to repay holders thereof all or part of their principal, provided that upon such conversion event you agree that we shall have no obligation to make Loans hereunder in excess of the aggregate amount that would have been drawn by you in the ordinary course of business in the absence of such conversion event."

     SECTION 5. Effectiveness of this Amendment.

     This Amendment shall become effective on the date on which Northwest shall have received counterparts of this Amendment duly executed and delivered by Pinnacle and Guarantor.

     SECTION 6. Miscellaneous.

     (a) Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and not waived and shall continue to be in full force and effect.

     (b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) Integration. This Amendment represents the agreement of the parties with respect to the subject matter hereof, and there are no promises,

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undertakings,  representations  or  warranties  relative to the  subject  matter hereof not expressly set forth or referred to herein.

     (e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                NORTHWEST AIRLINES, INC.


                                By: /s/  Daniel B. Matthews
                                    ----------------------------------------
                                  Name:  Daniel B. Matthews
                                  Title: Senior Vice President & Treasurer


                                PINNACLE AIRLINES, INC.


                                By: /s/ Philip H. Trenary
                                    -------------------------------
                                  Name:   Philip H. Trenary
                                  Title:  President and CEO



                                GUARANTOR CONSENT

     The undersigned Guarantor hereby acknowledges receipt of a counterpart of the foregoing Fourth Amendment to Revolving Credit Facility, consents to all of the terms and provisions thereof and acknowledges and agrees that its Guaranty, dated as of January 14, 2003, in favor of Northwest shall remain in full force and effect after giving effect to the foregoing Fourth Amendment to Revolving Credit Facility.


                                PINNACLE AIRLINES CORP.


                                By: /s/ Philip H. Trenary
                                    -------------------------------
                                  Name:   Philip H. Trenary
                                  Title:  President and CEO


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